EXHIBIT "4"















DATED                                                             SEPTEMBER 2005







(1)   BANCA POPOLARE ITALIANA SOCIETA COOPERATIVA, LONDON BRANCH

(2)   NAVALMAR TRANSPORTES MARITIMOS LDA






FACILITY AGREEMENT

















                                 CONTENTS PAGE 1

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EXECUTION VERSION

REFERENCE

CONTENTS

CLAUSE

1    INTERPRETATION........................................................1
2    FACILITY..............................................................9
3    PURPOSE..............................................................10
4    CONDITIONS PRECEDENT.................................................10
5    UTILISATION..........................................................10
6    REPAYMENT AND PREPAYMENT.............................................11
7    INTEREST.............................................................13
8    TERMS................................................................14
9    MARKET DISRUPTION....................................................15
10   TAXES................................................................16
11   INCREASED COSTS......................................................18
12   MITIGATION...........................................................19
13   PAYMENTS.............................................................20
14   REPRESENTATIONS......................................................21
15   INFORMATION COVENANTS................................................24
16   GENERAL COVENANTS....................................................25
17   DEFAULT..............................................................29
18   APPLICATION OF RECEIPTS..............................................36
19   EVIDENCE AND CALCULATIONS............................................37
20   INDEMNITIES AND BREAK COSTS..........................................37
21   COSTS AND EXPENSES...................................................39
22   VARIATIONS AND WAIVERS...............................................40
23   CHANGES TO THE PARTIES...............................................41
24   DISCLOSURE OF INFORMATION............................................42
25   SET-OFF .............................................................43
26   SEVERABILITY.........................................................43
27   COUNTERPARTS.........................................................44
28   NOTICES .............................................................44
29   LANGUAGE.............................................................45
30   GOVERNING LAW........................................................46
31   JURISDICTION.........................................................46


SCHEDULES

SCHEDULE 1................................................................48
     CONDITIONS PRECEDENT DOCUMENTS.......................................48
SCHEDULE  2...............................................................50
     SHARE PLEDGE AGREEMENT...............................................50
SCHEDULE  3...............................................................51
     FORM OF REQUEST FOR UTILISATION......................................51


                                 CONTENTS PAGE 2

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THIS FACILITY AGREEMENT is dated                                  September 2005

BETWEEN


(1) Navalmar Transportes Maritimos Lda, a company established under the laws of Portugal in Madeira's Free trade Zone, tax corporate number 511.095.694, having its registered address at Rua das Murcas, number 15, second floor, room G, parish of Se, borough of Funchal, Madeira, Portugal, registered with Madeira's Free Trade Zone Companies Registry Office under number 2968 (the `Borrower'); and

(2) Banca Popolare Italiana Societa Cooperativa, London Branch, a bank incorporated pursuant to the laws of Italy, with its registered office in Lodi, via Polenghi Lombardo n. 13, corporate capital equal to Euro 885,127,227.00, registered with the Register of Enterprises of Lodi under no. 3, tax code no. 00691360150, acting through its office situate at 1 Moorgate, London, EC2R 6JH, United Kingdom (the `Lender').

Whereas

The Lender has agreed to make available to the Borrower, on the terms and conditions hereinafter specified, a loan facility of up to five million United States Dollars (USD5,000,000) for the purpose of financing part of the cost of the acquisition by the Borrower of Dannebrog Rederi AS.

Now therefore it is agreed as follows -

1        INTERPRETATION


1.1      DEFINITIONS


         In this Agreement -

         `Agreement' means this facility agreement together with its Schedules.

         `AMEX' means the American Stock Exchange.

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         `Arrangement Fee' means an amount of USD12,500.00 payable on the signing of this Agreement.

         `Availability Period' means the period starting from the date of this Agreement and ending on 31st October 2005.

         `Break Costs' shall have the meaning ascribed to it in Clause 20.3(b).

         `Business Day' means a day (other than a Saturday or a Sunday) on which banks are open for general business in London and in New York.

         `Commitment' means the amount which the Lender has agreed to lend to the Borrower under Clause 2 as cancelled, reduced or disbursed pursuant to this Agreement.

         `Corporation' means MC Shipping Inc., a company incorporated in and subject to the laws of the Republic of Liberia, whose principal executive office is at Richmond House, 12 Par-la-ville Road, Hamilton, Bermuda.

         `Custodian' means Citibank, New York in its capacity as a "securities intermediary".

         `Default' means -

         (a)      an Event of Default; or

         (b) an event which would constitute (with the giving of any notice the lapse of time or the making of any determination under this Agreement) an Event of Default.

         `Encumbrance' means -

         (a) any mortgage, pledge, lien, charge (whether floating or fixed), assignment, security interest, title retention or trust arrangement and any other security agreement or arrangement; and

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         (b)      the security rights of a plaintiff under an action in rem; and

         (c) any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set-off or combination of accounts conferred by the standard terms of business of a bank or financial institution.

         `Event of Default' means any of the events or circumstances described in Clause 17.

         `Facility Amount' means an amount equal to the lesser of -

         (a)      USD5,000,000.00; and

         (b) fifty per cent (50%) of the market value (based on the daily closing price on AMEX) of the Original Pledged Shares, such valuation to be determined on the Utilisation Date.

         `Facility Office' means the office(s) through which the Lender will perform its obligations under this Agreement.

         `Final Maturity Date' means the date falling sixty (60) months after the Utilisation Date.

         `Financial Indebtedness' means any indebtedness, although not yet due and/or payable, for or in respect of -

         (a)      moneys borrowed;

         (b) any bond, note, debenture, loan stock or other similar instrument;

         (c)      any finance or capital lease;

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         (d)      receivables sold or discounted (otherwise than on a
                  non-recourse basis);

         (e) the acquisition cost of any asset to the extent payable after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

         (f) any derivative transaction protecting against or benefiting from fluctuations in any rate or price;

         (g) any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

         (h) any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

         (i) any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in paragraphs (a) to (h) above.

         `Increased Cost' means -

         (a) an additional or increased cost;

         (b) a reduction in the rate of return under this Agreement or on its overall capital; or

         (c) a reduction of an amount due and payable under this Agreement,

         which is incurred or suffered by the Lender as a result of having entered into this Agreement or funding or performing its obligations under this Agreement.

         `Loan' means, unless otherwise stated in this Agreement, the principal amount borrowed by the Borrower on the Utilisation Date or (as the context may require) the principal amount owing to the Lender under this Agreement at any relevant time.

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         `Margin' means 1.25 per cent per annum.

         `Material Adverse Effect' means a material adverse effect on -

         (a) the business or financial condition of the Borrower;

         (b) the ability of the Borrower to perform its material obligations under this Agreement; or

         (c) the validity or enforceability of this Agreement.

         `Pledgor' means Navalmar (UK) Limited, a company registered in England and Wales with company number 02537210 and having its registered office at 5-7 St. Helens Place, London EC3A 6AU, United Kingdom.

         `Party' means a party to this Agreement.

         `Pledged Shares' shall have the meaning given to such term in the Share Pledge Agreement;

         `Original Pledged Shares' shall have the meaning given to such term in the Share Pledge Agreement;

         `Rate Fixing Day' means the second Business Day before the first day of a Term or such other day as the Lender reasonably determines is generally treated as the rate fixing day by market practice in the relevant interbank market.

         `Repayment Date' means each of the dates falling at six monthly intervals after the Utilisation Date up to and including the Final Maturity Date.

         `Repayment Instalment' means each instalment for repayment of the Loan.

         `Request' means the request for the Loan, substantially in the form of
         Schedule 3 (Form of Request).

                                     PAGE 5
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         `Security Party' means the Borrower and the Pledgor.

         `Share Pledge Agreement' means the pledge of shares to be granted by the Pledgor in favour of the Lender in the form of Schedule 2 to this Agreement whereby the Pledgor will pledge all of its right, title and interest in the Pledged Shares to the Lender as security for the Borrower's obligations under this Agreement.

         `Subsidiary' means any company or entity directly or indirectly controlled by a person, and for this purpose "control" means either the ownership of more than 50% of the voting share capital (or equivalent rights of ownership) of such company or the power to direct its policies and management, whether by contract or otherwise.

         `Tax' means all present and future taxes, levies, imposts, duties, fees or other charges or withholdings of a similar nature (including any related penalty or interest).

         `Tax Deduction' means a deduction or withholding for or on account of Tax from a payment under this Agreement.

         `Tax Payment' means a payment made by the Borrower to the Lender in any way related to a Tax Deduction or under any indemnity given by the Borrower in respect of Tax under this Agreement.

         `Term' means each period for the calculation of interest in respect of the Loan ascertained in accordance with Clause 8.

         `Unused Commitment' means the Commitment less the Loan.

         `USD' and `US$' and `Dollars' means the lawful currency for the time being of the United States of America

         `USD-LIBOR' means, in relation to a particular period, the rate for deposits of Dollars for a period equivalent to such period at or about 11 a.m. on the second Business Day before the first day of such period displayed on Telerate page 3750 (British Bankers' Association Interest Settlement Rates ) (or such other page as may

                                     PAGE 6
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         replace such page 3750 on such system or on any other system of the information vendor for the time being designated by the British Bankers' Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers' Association's Recommended Terms and Conditions ("BBAIRS" terms dated August, 1985)), provided that if on such date no such rate is so displayed, USD-LIBOR for such period shall be an average British Bankers Association Settlement Rate for USD agreed between the Lender and the Borrower or, failing such agreement, as the Lender may select.

         `Utilisation' means the utilisation of the Facility in accordance with Clause 5 of this Agreement.

         `Utilisation Date' means the date of the Utilisation, during the Availability Period, being the date on which the Loan is to be made.

1.2      CONSTRUCTION


         (a) In this Agreement, unless the contrary intention appears, a reference to -

                  (i) an `amendment' includes a supplement, novation, restatement or re-enactment and `amended' will be construed accordingly;

                        `assets' includes present and future properties, revenues and rights of every description;

                        an `authorisation' includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

                        `disposal' means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and `dispose' will be construed accordingly;

                        `indebtedness' includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

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                        `interest' shall be construed as interest due with
                        respect to any amount disbursed to the Borrower pursuant to the terms of and at the rate indicated herein;

                        a `law' shall be construed as any law (including common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, by-law, order or any other legislative measure of any government, supranational body, local government, statutory or regulatory body or court;

                        a `person' includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

                        a `regulation' includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

                  (ii) a Default being outstanding means that it has not been remedied or waived in accordance with this Agreement;

                  (iii) a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

                  (iv) a Clause, a Sub-clause or a Schedule is a reference to a clause or sub-clause of, or a schedule to, this Agreement;

                  (v) a person includes its successors in title, permitted assigns and permitted transferees.

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            (b)   Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

                  (i) if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

                  (ii) if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

                  (iii) notwithstanding sub-paragraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

            (c)   Unless the contrary intention appears -

                  (i) a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

                  (ii) any obligation of the Borrower under this Agreement which is not a payment obligation remains in force for so long as any payment obligation of the Borrower is or may be outstanding under this Agreement.

            (d) The headings in this Agreement do not affect its interpretation.

2     FACILITY


      The Lender, relying on the representations and warranties in Clause 14, agrees to lend to the Borrower upon and subject to the terms of this Agreement a maximum principal sum equal to the Facility Amount.

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3     PURPOSE

      The Borrower undertakes with the Lender to use the Loan only for the purpose stated in the preamble to this Agreement.

4     CONDITIONS PRECEDENT

      The Lender's obligation to advance the Facility Amount under Clause 2 of this Agreement is subject to the following conditions precedent -

      (a) that, on or before the Utilisation Date, the Lender has received the documents and evidence listed in Schedule 1 in form and substance satisfactory to the Lender; and

      (b) that, on or before the Utilisation Date, the Arrangement Fee shall have been received in full by the Lender; and

      (c) the representations and warranties and undertakings made or to be made by the Borrower under this Agreement continue to be true, complete, correct and accurate with respect to the circumstances existing as at the date of the Request and the Utilisation Date; and

      (d) no Default is outstanding or would result from the making of the Loan.

5     UTILISATION


5.1   GIVING OF THE REQUEST


      (a) Subject to the terms and conditions of this Agreement, the Loan shall be advanced in one amount following receipt by the Lender of a duly completed Request.

      (b) Unless the Lender otherwise agrees, the latest time for receipt by the Lender of a duly completed Request is 3pm London time three Business Days before the Utilisation Date.

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      (c)   A Request, once given, shall be irrevocable.

5.2   COMPLETION OF REQUEST

      The Request will be regarded as having been duly completed if -

      (a) the Utilisation Date is a Business Day falling within the Availability Period; and

      (b)   the amount requested is not more than the Commitment.

6     REPAYMENT AND PREPAYMENT

6.1   REPAYMENT

      The Borrower shall repay the Loan by ten (10) consecutive six-monthly instalments of USD500,000 on each Repayment Date. If the Commitment is not drawn in full, the amount of each Repayment Instalment shall be reduced proportionally.

6.2   MANDATORY PREPAYMENT

      (a) The Lender shall notify the Borrower promptly if it becomes aware that it is unlawful in any jurisdiction for the Lender to perform any of its obligations under this Agreement or to maintain the Loan.

      (b) After notification under paragraph (a) above, the Borrower shall prepay the Loan together with accrued interest and all other amounts due and owing under this Agreement on the date specified in paragraph (c) below.

      (c) The date for prepayment of the Loan will be the fifteenth Business Day following receipt by the Borrower of notice from the Lender under Clause 6.2(a).

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6.3   VOLUNTARY PREPAYMENT

      (a) Subject always to Clause 6.5 and Clause 6.6, the Borrower may, by giving not less than five Business Days' prior written notice to the Lender, prepay the Loan on the last day of its current Term in whole but not in part.

      (b) Any prepayment made according to paragraph (a) above shall be applied first in payment of expenses and additional amounts due by the Borrower under this Agreement or the Security Documents, second in payment of accrued interest due and payable and third in repayment of the principal amount of the Loan.

6.4   AUTOMATIC CANCELLATION

      Any Unused Commitment will be automatically cancelled upon expiry of the Availability Period.

6.5   INVOLUNTARY PREPAYMENT AND CANCELLATION

      (a) If the Borrower is, or will be, required to pay to the Lender a Tax Payment or an Increased Cost, the Borrower may, while the requirement continues, give notice of prepayment to the Lender.

      (b) After notification under paragraph (a) above, the Borrower must prepay the Loan on the date specified in paragraph (c) below.

      (c) The date for prepayment of the Loan will be (i) the last day of the current Term; or (ii) if earlier, the date specified by the Borrower in its notification.

6.6   MISCELLANEOUS PROVISIONS

      (a) Any notice of prepayment under this Agreement is irrevocable and must specify the relevant date of repayment.

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      (b)   All prepayments under this Agreement must be made together with accrued interest on the amount prepaid and (save in the case of any prepayment made in accordance with Clause 6.2, 6.5 or 9.2) any Break Costs together with any Tax Payment or Increased Cost. No premium or penalty is payable in respect of any prepayment except for Break Costs.

      (c) No prepayment shall be permitted except in accordance with the express terms of this Agreement.

7     INTEREST

7.1   CALCULATION OF INTEREST

      The Borrower shall pay interest on the Loan in respect of each Term at the percentage rate per annum equal to the aggregate of -

            (i)   USD-LIBOR; and

            (ii)  the Margin.

7.2   PAYMENT OF INTEREST

      The Borrower shall pay to the Lender the accrued interest on the Loan at the end of each Term.

7.3   INTEREST ON OVERDUE AMOUNTS

      (a) If the Borrower fails to pay any amount payable by it under this Agreement on its due date for payment, the Borrower shall pay interest on such sum from the due date up to the date of actual payment at the rate determined by the Lender pursuant to Clause 7.3
            (b).

      (b) The Borrower shall pay interest on any overdue amount at a rate equal to the aggregate of (a) two per cent (2%) per annum, (b) USD-LIBOR for such period and (c) the Margin. For this purpose, the Lender may select successive Terms of any duration of up to six months.

      (c) Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

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7.4   NOTIFICATION OF RATES OF INTEREST

      The Lender must promptly notify the Borrower of the determination of a rate of interest under this Agreement.

7.5   PAYMENT OF ARRANGEMENT FEE

      The Borrower shall pay to the Lender the Arrangement Fee upon signing of this Agreement.

8     TERMS

8.1   DURATION OF TERMS

      For the purpose of determining the relevant interest, the Loan shall have successive Terms. Each Term shall have a duration of six months.

8.2   DETERMINATION OF TERMS

      (a) The first Term shall commence on the Utilisation Date and each subsequent Term shall commence on the day following the last day of the previous Term.

      (b) If a Term would otherwise overrun the Final Maturity Date, it shall be shortened such that it ends on the Final Maturity Date.

                                     PAGE 14
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9     MARKET DISRUPTION

9.1   MARKET DISRUPTION

      If the Lender determines that (i) adequate and fair means do not exist for ascertaining USD-LIBOR or (ii) the cost to the Lender of obtaining matching deposits in the relevant interbank market is in excess of USD-LIBOR for the relevant Term due to market disruption, it must promptly notify the Borrower.

9.2   ALTERNATIVE BASIS

      (a) If, after receipt of any notification under this Clause, the Lender or the Borrower so requires, the Borrower and the Lender shall enter into negotiations for a period of not more than ten Business Days (`Negotiation Period') with a view to agreeing an alternative basis for determining the rate of interest and/or funding of the Loan.

      (b) Any alternative basis agreed will be binding on each Party in accordance with the terms agreed.

      (c) If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, the rate of interest on a Loan for the relevant Term will be the aggregate of -

            (i)   the Margin; and

            (ii) the rate notified by the Lender to the Borrower as soon as practicable, and in any event before interest is due to be paid in respect of that Term, to be that which expressed as a percentage rate per annum represents the cost to the Lender of funding a Loan from whatever source it may reasonably select and the Borrower shall be entitled to prepay the Loan without premium or penalty at any time thereafter.

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9.3   SUSPENSION OF UTILISATION

      If the Lender's notice under Clause 9.1 is received prior to the Utilisation, the Lender's obligation to make the Loan available to the Borrower shall be suspended while the circumstances referred to in the Lender's notice continue.

10    TAXES

10.1  GENERAL

      In this Clause Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment).

10.2  TAX GROSS-UP

      (a) The Borrower shall make all payments to be made by it under this Agreement without any Tax Deduction, unless a Tax Deduction is required by law.

      (b) If the Borrower or the Lender is aware that the Borrower must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must notify the other Party promptly.

      (c) If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

      (d) If the Borrower is required to make a Tax Deduction, it must make the proper Tax Deduction and must make any payment required in connection with that Tax Deduction within the time allowed by law.

      (e) Within thirty days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Borrower must deliver to the Lender evidence satisfactory to the Lender (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

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10.3  TAX INDEMNITY

      (a) Except as provided below, the Borrower shall indemnify the Lender against any loss or liability which the Lender determines will be or has been suffered (directly or indirectly) by it for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under this Agreement.

      (b) Paragraph (a) above does not apply to any Tax assessed on the Lender under the laws of the jurisdiction in which -

            (i) the Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Lender is treated as resident for tax purposes; or

            (ii) the Lender's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

            if that Tax is imposed on or calculated by reference to the net income received or receivable by the Lender. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Lender, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose. For the avoidance of doubt, if any such Tax is assessed on the Lender and constitutes a Tax Deduction, the provisions of Clause 10.2 (Tax gross-up) shall apply.

      (c) If the Lender makes, or intends to make, a claim under paragraph (a) above, it must promptly notify the Borrower of the event which will give, or has given, rise to the claim.

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10.4  TAX CREDIT

      If the Borrower makes a Tax Payment and the Lender (acting reasonably) determines that -

      (a)   a Tax Credit is attributable to that Tax Payment; and

      (b)   it has used and retained that Tax Credit,

      the Lender must pay an amount to the Borrower which the Lender determines (acting reasonably) will leave it (after that payment) in the same after-tax position as it would have been if the Tax Payment had not been made by the Borrower.

11    INCREASED COSTS

11.1  INCREASED COSTS

      Except as provided below in this Clause, the Borrower shall pay to the Lender the amount of any Increased Cost incurred by the Lender as a result of -

      (a) the introduction of , or any change in, or any change in the interpretation or application of, any law, regulation, practice or concession; or

      (b) compliance with any other directive, requirement, request or guidance (whether or not having force at law) from or requirement of any central bank or other monetary or other authority with which the Lenders customarily comply relating to the maintenance of capital (including, for the avoidance of doubt, the Basle II Accord and all regulatory amendments arising from the implementation of the Basle II Accord) made or implemented after the date of this Agreement.

11.2  EXCEPTIONS

      The Borrower need not make any payment for an Increased Cost to the extent that the Increased Cost is -

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      (a)   compensated for under another Clause or would have been but for an exception to that Clause;

      (b) a Tax on the overall net income of the Lender or any of its Subsidiaries; or

      (c) attributable to the Lender wilfully failing to comply with any law or regulation.

11.3  CLAIMS

      The Lender shall notify the Borrower promptly of the circumstances giving rise to, and the amount of, the claim for any Increased Cost.

12    MITIGATION

12.1  MITIGATION

      (a) The Lender shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which result or would result in -

            (i)   any Tax Payment or Increased Cost being payable to the Lender;

            (ii) the Lender being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality; or

            (iii) the Lender incurring any cost of complying with any regulatory or Italian or European Central Bank regulations or policies, including the minimum reserve requirements of the European Central Bank;

            including transferring its rights and obligations under this Agreement to a Subsidiary or changing its Facility Office.

      (b) The Borrower shall indemnify the Lender, upon demand and waiving any challenge or defence, for all costs and expenses properly and reasonably incurred by it as a result of any step taken by it under this Clause 12.1.

      (c) The Lender is not obliged to take any step under this Clause 12 if, in its opinion (acting reasonably), to do so might be prejudicial to it.

12.2  CONDUCT OF BUSINESS BY THE LENDER

      No term of this Agreement will -

      (a) interfere with the right of the Lender to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

      (b) oblige the Lender to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

      (c) oblige the Lender to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

13    PAYMENTS

13.1  PLACE

      All payments under this Agreement shall be made to the relevant Party to its account at its office or bank, as stated herein, or as it may notify to the other Party for this purpose.

13.2  FUNDS

      Payments to the Lender under this Agreement shall be made for value on the due date at such times and in such funds as the Lender, acting reasonably, may specify to the Borrower as being customary at the time for the settlement of transactions in that currency in the place for payment.

13.3  CURRENCY

      (a) The currency of each amount payable under this Agreement is determined under this Clause.

      (b) Amounts payable in respect of costs and expenses are payable in the currency in which they are incurred.

      (c)   Each other amount payable under this Agreement is payable in USD.

13.4  NO SET-OFF OR COUNTERCLAIM

      All payments made by the Borrower under this Agreement shall be calculated and made without set-off or counterclaim.

13.5  BUSINESS DAYS

      If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or on whatever day the Lender determines is market practice.

14    REPRESENTATIONS

14.1  REPRESENTATIONS

      The Borrower makes the representations and warranties set out in this Clause 14 to the Lender which representations and warranties are true, complete, correct and accurate at the date hereof and on the Utilisation Date.

14.2  STATUS

      The Borrower is a company, duly established and validly existing under the laws of Portugal.

14.3  POWERS AND AUTHORITY

      The Borrower has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, this Agreement and the transactions contemplated by this Agreement.

14.4  AUTHORISATIONS

      All action, conditions and authorisations required in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement have been obtained or effected (as appropriate) and are in full force and effect.

14.5  LEGAL VALIDITY

      This Agreement constitutes the Borrower's legal, valid and binding obligations enforceable in accordance with its terms.

14.6  NON-CONFLICT

      The entry into and performance by the Borrower of, and the transactions contemplated by, this Agreement do not conflict with -

      (a)   any law or regulation applicable to it;

      (b)   any constitutional documents of the Borrower; or

      (c) any contractual or other obligation or restriction which is binding upon the Borrower, or any of its assets.

14.7  NO DEFAULT

      No Default is outstanding or will result from the execution of, or the performance of any transaction contemplated by, this Agreement.

14.8  LITIGATION AND INSOLVENCY PROCEEDINGS

      (a) No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending, which, if adversely determined, are likely to have a Material Adverse Effect on the Borrower.

      (b) None of the circumstances referred to in Clause 17.12 (Insolvency proceedings) are pending, or to the best of its knowledge, threatened against the Borrower.

14.9  INFORMATION

      (a) All information supplied by the Borrower to the Lender in connection with this Agreement is true and accurate in all material respects as at its date or (if appropriate) as at the date (if any) at which it is stated to be given; and

      (b) The Borrower has not omitted to supply any information which, if disclosed, might make the information supplied untrue or misleading in any material respect.

14.10 PARI PASSU RANKING

      The Borrower's payment obligations under this Agreement rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to Portuguese companies generally and except for obligations that are expressed to be junior to the payment obligations under this Agreement.

14.11 TAXES ON PAYMENTS

      As at the date of this Agreement, all amounts payable by it under this Agreement may be made without any Tax Deduction.

14.12 CHOICE OF LAW

      The choice of the laws of England to govern and construe this Agreement shall be binding upon the Borrower.

14.13 NO REGISTRATIONS

      Save for such registrations and filings as are referred to in the Share Pledge Agreement, it is not necessary for the legality, validity, enforceability or admissibility in evidence of this Agreement or the Share Pledge Agreement that either or any document relating thereto be registered, filed, recorded or enrolled with any court or authority or other person in any relevant jurisdiction or that any stamp, registration or similar Taxes be paid on or in relation to this Agreement or the Share Pledge Agreement; and

14.14 ENCUMBRANCES

      There are no existing Encumbrances on the whole or any part of the present assets of the Borrower save as have been disclosed in writing to the Lender prior to the date of this Agreement.

14.15 CONDITION PRECEDENT DOCUMENTATION

      All documentation provided by or on behalf of the Borrower or the Pledgor pursuant to Clause 4 of this Agreement is complete and accurate.

14.16 TIMES FOR MAKING REPRESENTATIONS

      (a) The representations and warranties set out in this Clause 14 are made by the Borrower on the date of this Agreement.

      (b) Unless a representation or warranty is expressed to be given at a specific date, each representation and warranty shall be deemed repeated by the Borrower on the date of the Request and on the first day of each Term.

      (c) When a representation and warranty is repeated, it is applied with reference to the circumstances existing at the time of repetition.

15    INFORMATION COVENANTS

15.1  INFORMATION - MISCELLANEOUS

      The Borrower shall supply to the Lender -

      (a) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending and which is likely, if adversely determined, to have a Material Adverse Effect; and

      (b) promptly on request, such further information, to the extent available to the Borrower, regarding its financial condition and operation as the Lender may reasonably request.

      (c) within 180 days of the end of a financial year, an auditors' report on the accounts of the Borrower for the financial year then ended (including, without limitation, profit and loss accounts).

15.2  NOTIFICATION OF DEFAULT

      (a) The Borrower shall notify the Lender of any Event of Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

      (b) Promptly on request by the Lender, the Borrower shall supply to the Lender a certificate, signed by a director of the Borrower on behalf of the Borrower, certifying that, to the best of its knowledge, no Event of Default is outstanding or, if a Default is outstanding, specifying the Event of Default and the steps, if any, being taken to remedy it.

16    GENERAL COVENANTS

16.1  GENERAL

      The Borrower undertakes with the Lender to comply with the following provisions of this Clause 16.

16.2  AUTHORISATIONS

      The Borrower shall promptly obtain, maintain, renew and comply with the terms of any licences, consents and approvals or authorisations required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, this Agreement and the Borrower will comply with the terms of all such licences, consents, approvals or authorisations.

16.3  COMPLIANCE WITH LAWS

      The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under this Agreement.

16.4  PARI PASSU RANKING

      The Borrower must ensure that its payment obligations under this Agreement rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally and except for obligations that are expressed to be junior to the payment obligations under this Agreement.

16.5  MAINTENANCE OF STATUS

      The Borrower will maintain its separate corporate existence and will remain validly existing and in good standing under the laws of Portugal.

16.6  FURTHER ASSURANCES

      The Borrower shall execute and do all such assurances, acts and things as the Lender may require for -

      (a) perfecting or protecting the security hereby created (or intended to be created);

      (b) preserving or protecting any of the rights of the Lender under this Agreement or the Share Pledge Agreement;

      (c) ensuring that the security constituted by this Agreement and the Share Pledge Agreement and the covenants and obligations of the Borrower under this Agreement shall ensure to the benefit of any assignee of the Lender;

      (d) facilitating the appropriation or realisation of any security granted to the Lender pursuant to this Agreement or the Share Pledge Agreement or any part thereof; or

      (e) the exercise of any power, authority or discretion vested in the Lender under this Agreement,

      in any such case, forthwith upon demand by the Lender and at the expense of the Borrower.

16.7  PLEDGED SHARES

      The Borrower will ensure that Pledgor is, and during the Security Period will remain, the legal and beneficial owner of the Pledged Shares subject only to the Security Interest created by the Share Pledge Agreement and that (subject as aforesaid) the Pledgor will not:-

      (a) create or suffer the creation of any Security Interest on or in respect of the whole or any part of the Pledged Shares in favour of any person other than the Lender; or

      (b) sell, assign, transfer or otherwise dispose of the whole or any part of the Pledged Shares; or

      in any such case, without the prior consent in writing of the Lender. Notwithstanding this Clause 16.7, it is agreed that the Pledgor may transfer the Pledged Shares to the Borrower provided always that no Event of Default shall have occurred and be continuing and that the Pledgor shall have received (and as a condition of such transfer) (i) a pledge of shares from the Borrower (effective as from such transfer) and (ii) an addendum to this Agreement, each in form and substance satisfactory to the

      Lender, together with such documents and evidence as the Lender may reasonably require in connection therewith (including, but not limited to, corporate authorities and legal opinions) and that any additional costs and expenses reasonably and properly incurred by the Lender in connection therewith (including legal fees and out-of-pocket expenses) shall be for the account of the Borrower.

16.8  NEGATIVE PLEDGE

      The Borrower will not, without the prior written consent of the Lender, create or permit to subsist any encumbrance on the whole or any part of the respective present or future assets of the Borrower.

16.9  MAINTENANCE OF SECURITY

      The Borrower will ensure that on the Utilisation Date and at any and all times thereafter, the market value (based on the daily closing price on the American Stock Exchange) of (i) the Original Pledged Shares and (ii) any Future Pledged Shares held by the Custodian and pledged in favour of the Lender in accordance with this clause 16.9 together with any cash collateral deposited with the Lender in accordance with this clause 16.9, is equal to or more than two hundred percent (200%) of the Loan (`Security Cover Ratio') and that if at any time the market value (based on the daily closing price on AMEX) of (i) the Original Pledged Shares and (ii) any Future Pledged Shares held by the Custodian and pledged in favour of the Lender in accordance with this clause 16.9 together with any cash collateral deposited with the Lender in accordance with this clause 16.9, falls below the requisite Security Cover Ratio for a consecutive period of 2 Business Days, the Borrower shall, on the Lender's demand provide the Lender with additional security within 2 Business Days of such demand to make up such shortfall by one or a combination of the following -

            (i) depositing with the Lender into a collateral interest-bearing deposit account (which shall be charged to the Lender on terms and conditions satisfactory to the Lender) a sum (as certified by the Lender) sufficient to meet such shortfall; and/or

            (ii) procuring that the Pledgor (or any other person) deposits further shares in the Corporation with the Custodian and pledging the same to the Lender on terms and conditions satisfactory to the Lender (or procuring to the Lender's satisfaction that the same are made subject to the terms of the Share Pledge Agreement or otherwise on the same terms as the Share Pledge Agreement) the value of which will be such as to ensure that the Security Cover Ratio is satisfied (and whereupon such additional shares be deemed for all purposes to be included in the "Pledged Shares").

      Upon the repayment by the Borrower of each Repayment Instalment (other than the final Repayment Instalment) the Lender shall, following the written request of the Borrower to do so (and always at the cost and expense of the Borrower), release to the Pledgor such number of the Pledged Shares (as certified by the Lender) as shall ensure that the Security Cover Ratio is then maintained PROVIDED always that at that time no Default shall have occurred and be continuing.

17    DEFAULT

17.1  EVENTS OF DEFAULT

      Each of the events set out in this Clause is an Event of Default.

17.2  NON-PAYMENT

      The Borrower fails to pay on the due date any amount payable by it under this Agreement in the manner required under this Agreement, unless the non-payment -

      (a)   is caused by technical or administrative error; and

      (b)   is remedied within three Business Days from the due date.

17.3  BREACH OF SECURITY COVER RATIO

      The Borrower fails to ensure that the Security Cover Ratio is maintained in accordance with Clause 16.9.

17.4  BREACH OF OTHER OBLIGATIONS

      (a) The Borrower does not comply with any term of Clause 16 (other than Clause 16.9); or

      (b) the Borrower does not comply with any other term of this Agreement not already referred to in this Clause, unless the non-compliance -

            (i)   is, in the opinion of the Lender, capable of remedy; and

            (ii) is remedied within twenty-one days of the earlier of the Lender giving notice of non-compliance and the Borrower becoming aware of the non-compliance.

17.5  BREACH OF SHARE PLEDGE AGREEMENT

      The Pledgor commits any other breach of or omits to observe any of its other obligations or undertakings expressed to be assumed by it under the Share Pledge Agreement.

17.6  INVALIDITY

      This Agreement or the Share Pledge Agreement shall at any time and for any reason become invalid or unenforceable, or if the validity or enforceability of this Agreement or the Share Pledge Agreement shall at any time and for any reason be contested by the Borrower, or, in the case of the Share Pledge Agreement, the Pledgor, or the Borrower (in the case of this Agreement) or the Pledgor (in the case of the Share Pledge Agreement) shall deny that it has any, or any further, liability thereunder.

17.7  UNLAWFULNESS

      It becomes impossible or unlawful at any time for the Borrower or the Pledgor to fulfil any of the covenants or obligations expressed to be assumed by it under this Agreement or the Share Pledge Agreement or for the Lender to exercise its rights or any of them vested in it under this Agreement or the Share Pledge Agreement or otherwise.

17.8  MATERIAL ADVERSE EFFECT

      There occurs, in the reasonable opinion of the Lender a material adverse change in the business or financial condition of the Borrower from that prevailing at the date hereof which materially affects the ability of the Borrower to perform its obligations hereunder.

17.9  MISREPRESENTATION

      A representation, warranty or statement made or repeated by, or by an officer of, the Borrower in this Agreement or in any document delivered by or on behalf of the Borrower under this Agreement is incorrect in any material respect when made or deemed to be repeated.

17.10 CROSS DEFAULT

      (a) Any Financial Indebtedness of any Security Party or the Corporation is not paid when due or, if so payable, on demand; or

      (b) Any Financial Indebtedness of any Security Party or the Corporation is declared to be or otherwise becomes due and payable prior to its specified maturity as a consequence of an event of default; or

      (c) Any commitment for any Financial Indebtedness of any Security Party or the Corporation is cancelled or suspended by a creditor of such Security Party or the Corporation (as the case may be); or

      (d) Any creditor of any Security Party or the Corporation becomes entitled to declare any Financial Indebtedness of such Security Party or Corporation (as the case may be) due and payable prior to its specified maturity; or

      (e) any security interest securing any Financial Indebtedness of any creditor of any Security Party or the Corporation becomes enforceable.

17.11 INSOLVENCY

      Any of the following occurs in respect of any Security Party or the Corporation -

      (a) any Security Party or the Corporation is, or is deemed for the purposes of any law to be, unable to pay its respective debts as they fall due or becomes insolvent;

      (b) any Security Party or the Corporation admits its inability to pay its respective debts as they fall due;

      (c) any Security Party or the Corporation suspends making payments on any of its respective debts or announces an intention to do so;

      (d) by reason of actual or anticipated financial difficulties, any Security Party or the Corporation begins negotiations with any creditor for the rescheduling of any of its respective indebtedness; or

      (e) a moratorium is declared in respect of any of any Security Party's or the Corporation's indebtedness.

      If a moratorium occurs in respect of any Security Party or the Corporation, the ending of the moratorium will not remedy any Event of Default caused by the moratorium.

17.12 INSOLVENCY PROCEEDINGS

      (a) Except as provided below, any of the following occurs in respect of any Security Party or the Corporation:

            (i) any written proposal is made with a view to a composition, assignment or similar arrangement with any of its creditors;

            (ii) a meeting of it is convened for the purpose of considering any resolution for (or to petition for) its winding-up, administration or dissolution or any such resolution is passed;

            (iii) an order for its winding-up, administration or dissolution is made;

            (iv) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

            (v) its directors or other officers request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or

            (vi) any other analogous step or procedure is taken in any jurisdiction.

      (b) Paragraph (a) does not apply to a petition for winding-up presented by a person which is promptly being contested in good faith and with due diligence and is discharged or struck out as soon as practicable.

17.13 EFFECTIVENESS OF THIS AGREEMENT

      (a) It is or becomes unlawful for the Borrower or the Pledgor to perform any of their respective obligations under this Agreement or the Share Pledge Agreement.

      (b) This Agreement or the Share Pledge Agreement is not effective or is alleged by the Borrower or, in the case of the Share Pledge Agreement, the Pledgor, to be ineffective for any reason.

17.14 PLEDGED SHARES IN THE CORPORATION

      Dealing in the Pledged Shares of the Corporation in accordance with the rules of AMEX is suspended or withdrawn including, without limitation -

            (i) for reasons of the proposed liquidation of the Corporation for the purposes of solvent reconstruction or amalgamation or an offer is made to take over the whole of the issued share capital of the Corporation or the Corporation is to merge with a third party and in such circumstances the Borrower is not able to procure, within 30 days, that any company acquiring the Corporation offers to acquire the Pledged Shares for a sum no less than the Loan and which is utilised to prepay the Loan in accordance with Clause 6, or issues substitute shares of equal or greater value to the Pledged Shares and having rights no less than those attaching to the Pledged Shares, which such substitute shares will be pledged to the Lender in a form acceptable to the Lender; or

            (ii)  because of voluntary suspension or withdrawal of permission;
                  or

            (iii) immediately, as a result of proceedings being commenced for the winding up of the Corporation (save as provided in (i) above); or

            (iv) as a result of a receiver, administrator or administrative receiver (or any equivalent appointment in any other jurisdiction) being appointed to the Corporation.

17.15 CUSTODIAN

      The Pledged Shares cease to be held by the Custodian on terms acceptable to the Lender in its absolute discretion.

17.16 ACCELERATION


      (a) On the occurrence of an Event of Default, the Lender may issue a notice or notices to the Borrower declaring that -

            (i) the Commitment and all other obligations of the Lender to the Borrower under this Agreement are terminated; and/or

            (ii) all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand,

                  and take any other action, as a result of the Default or any notice served under this Clause 17.16, the Lender is entitled to take under this Agreement or the Share Pledge Agreement or any applicable law.

      (b) Any notice given under this Clause 17.16 will take effect in accordance with its terms.

      (c) On the service of a notice under Clause 17.16(a), the Commitment and all other obligations of the Lender to the Borrower under this Agreement shall terminate.

17.17 EXCLUSION OF LENDER LIABILITY

      The Lender and any receiver or manager appointed by the Lender, shall have no liability to the Borrower for any loss caused by an exercise of rights under, or enforcement of the Lender's rights under the Share Pledge Agreement or by any failure or delay to exercise such a right or to enforce such rights, except that this shall not exempt the Lender or any receiver or manager from liability for losses shown to have been directly and mainly caused by the gross negligence or wilful misconduct of the Lender's own officers and employees or (as the case may be) such receiver's or manager's own partners or employees.

18    APPLICATION OF RECEIPTS

18.1 Except as otherwise specifically provided in this Agreement or in the Share Pledge Agreement, all moneys received or recovered by the Lender under this Agreement and the Share Pledge Agreement will, after discharging the cost (if any) incurred in collecting such moneys, be applied as follows -

      FIRST: in or towards payment of all moneys expended or liabilities incurred by the Lender in respect of expenses, fees or charges relating to the preparation, completion and registration of this Agreement and the Share Pledge Agreement or in respect of the protection, maintenance or enforcement of the security they create;

      SECONDLY:   in or towards the satisfaction of the Loan and interest
                  thereon which are then due and payable, whether by reason of payment demanded or otherwise, in such order of application as the Lender may think fit;

      THIRDLY: at the Lender's discretion, in retention on suspense account of such amount as the Lender may consider appropriate to secure the discharge of any part of the Loan and interest thereon not then due and payable, and, upon the same becoming due and payable, in or towards the discharge thereof in accordance with the foregoing provisions of this Clause 18.1; and

      FOURTHLY:   the balance (if any) shall be paid to the Borrower or other such person so entitled.

18.2  WAIVER OF RIGHT OF APPROPRIATION

      The Borrower hereby irrevocably waives any rights of appropriation to which it may be entitled.

19    EVIDENCE AND CALCULATIONS

19.1  ACCOUNTS

      Accounts maintained by the Lender in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

19.2  CERTIFICATES AND DETERMINATIONS

      Any certification or determination by the Lender of a rate or amount under this Agreement will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

19.3  CALCULATIONS

      Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

20    INDEMNITIES AND BREAK COSTS

20.1  CURRENCY INDEMNITY

      (a) The Borrower shall, as an independent obligation, indemnify the Lender against any loss or liability which the Lender incurs as a consequence of -

            (i) the Lender receiving an amount in respect of the Borrower's liability under this Agreement; or

            (ii) that liability being converted into a claim, proof, judgment or order,

            in a currency other than the currency in which the amount is expressed to be payable under this Agreement.

      (b) Unless otherwise required by law, the Borrower waives any right it may have in any jurisdiction to pay any amount under this Agreement in a currency other than that in which it is expressed to be payable.

20.2  OTHER INDEMNITIES

      (a) The Borrower shall indemnify the Lender against any claims, expenses, losses or liabilities which are made or brought against or incurred by the Lender as a consequence of or in connection with -

            (i)   the occurrence of any Default;

            (ii) any failure by the Borrower to pay any amount due under this Agreement on its due date;

            (iii) (other than by reason of negligence or default by the Lender)
                  the Loan not being made after the Request has been delivered;

            (iv) the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment;

            (v) investigating any event which the Lender reasonably believes to be a Default; or

            (vi) acting or relying on any notice which the Lender reasonably believes, after due investigation, to be genuine, correct and appropriately authorised.

      (b) The Borrower's liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilized to fund any amount payable under this Agreement, any amount repaid or prepaid or the Loan.

20.3  BREAK COSTS

      (a) Save as provided in Clause 6.6(b) the Borrower shall pay to the Lender its Break Costs.

      (b) Break Costs are the amount (if any) determined by the Lender by which -

            (i) the interest which the Lender would have received for the period from the date of receipt of any part of the Loan or an overdue amount to the last day of the applicable Term for the Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

            exceeds

            (ii) the amount which the Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term.

      (c) The Lender shall supply to the Borrower details of the amount of any Break Costs claimed by it under this Clause 20.3.

21    COSTS AND EXPENSES

21.1  COSTS OF NEGOTIATION, PREPARATION, VARIATIONS, AMENDMENTS ETC.

      The Borrower shall pay to the Lender on its demand the amount of all expenses reasonably and properly incurred by the Lender in connection with:

      (a) the negotiation, preparation, execution and registration of this Agreement and the Share Pledge Agreement or any related document or with any transaction contemplated by this Agreement or the Share Pledge Agreement or a related document including, without limitation, all reasonable and properly incurred legal fees, travel expenses, signing, communication, publicity and out-of-pocket expenses;

      (b) any amendment or supplement to this Agreement or the Share Pledge Agreement, or any proposal for such an amendment to be made; or

      (c) any consent or waiver by the Lender under or in connection with this Agreement or the Share Pledge Agreement, or any request for such a consent or waiver.

21.2  COSTS OF ENFORCEMENT

      The Borrower shall pay to the Lender, on the Lender's demand the amount of all expenses incurred by the Lender in connection with any step taken by the Lender with a view to the protection, exercise or enforcement of any right or security interest created by this Agreement or the Share Pledge Agreement or for any similar purpose.

21.3  DOCUMENTARY TAXES

      The Borrower shall promptly pay any Tax payable on or by reference to this Agreement, and shall, on the Lender's demand, fully indemnify the Lender against any claims, expenses, liabilities and losses resulting from any failure or delay by the Borrower to pay such a Tax.

22    VARIATIONS AND WAIVERS

22.1  VARIATIONS, WAIVERS ETC.

      A document shall be effective to vary, waive, suspend or limit any provision of this Agreement, or any Lender's rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax or telex, by the Borrower and by the Lender.

22.2  WAIVERS AND REMEDIES CUMULATIVE

      The rights of the Lender under this Agreement -

      (a)   may be exercised as often as necessary;

      (b) are cumulative and not exclusive of its rights under the applicable law; and

      (c) delay in exercising or non-exercise of any right is not a waiver of that right.

23    CHANGES TO THE PARTIES

23.1  ASSIGNMENTS AND TRANSFERS BY THE BORROWER

      The Borrower may not assign or transfer any of its rights and obligations under this Agreement.

23.2  ASSIGNMENTS AND TRANSFERS BY THE LENDER

      (a) The Lender may, subject to the following provisions of this Clause 23.2, at any time assign all or a proportional part of its position (i.e. its rights and obligations) under this Agreement to a bank or a financial institution (the New Lender).

      (b) The consent of the Borrower (not to be unreasonably withheld) is required for any assignment or transfer unless the New Lender is a Subsidiary of the Lender.

      (c) A transfer of obligations will be effective only if the New Lender confirms to the Borrower in form and substance satisfactory to the Borrower that it is bound by the terms of this Agreement as the or a Lender. On the transfer becoming effective in this manner the Lender will be released from its obligations under this Agreement to the extent that they are transferred to the New Lender.

23.3  COSTS RESULTING FROM CHANGE OF LENDER OR FACILITY OFFICE

      If -

      (a) the Lender assigns or transfers any of its rights and obligations under this Agreement or changes its Facility Office; and

      (b) as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to pay a Tax Payment or an Increased Cost,

      then, unless the assignment, transfer or change is made by the Lender to mitigate any circumstances giving rise to the Tax Payment, Increased Cost or a right to be prepaid and/or cancelled by reason of illegality, the Borrower need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

24    DISCLOSURE OF INFORMATION

      (a) Each Party must keep confidential any information supplied to it by or on behalf of the other Party in connection with this Agreement. However, each Party is entitled to disclose information -

            (i) which is publicly available, other than as a result of a breach by such Party of this Clause;

            (ii)  in connection with any legal or arbitration proceedings;

            (iii) if required to do so under any law or regulation;

            (iv) to a governmental, banking, taxation or other regulatory authority;

            (v)   to its professional advisers;

            (vi)  to the extent allowed under paragraph (b) below; or

            (vii) with the agreement of the other Party.

      (b) Each Party may disclose to a Subsidiary or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement (a participant) -

            (i)   a copy of this Agreement; and

            (ii) any information which such Party has acquired under or in connection with this Agreement.

      (c) However, before a participant may receive any confidential information, it shall agree with the Party concerned to keep that information confidential on the terms of paragraph (a) above, the terms of such agreement to be disclosed to the other Party by the Party so assigning.

      (d) This Clause supersedes any previous confidentiality undertaking given by either Party in connection with this Agreement.

25    SET-OFF

      The Lender may set off any amount due to it by the Borrower under this Agreement against any other amount owed by the Lender to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

26    SEVERABILITY

      If a term of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect -

      (a) the legality, validity or enforceability in that jurisdiction of any other term of this Agreement; or

      (b) the legality, validity or enforceability in other jurisdictions of that or any other term of this Agreement.

27    COUNTERPARTS

      This Agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

28    NOTICES

28.1  IN WRITING

      (a) Any communication in connection with this Agreement must be in writing and, unless otherwise stated, may be given in person, by post or by fax.

      (b) Unless it is agreed to the contrary, any consent or agreement required under this Agreement must be given in writing.

28.2  CONTACT DETAILS

      (a)   The contact details of the Borrower for this purpose are -

            Address:                  c/o Navalmar (UK) Limited, 5-7 St
                                      Helen's Place, London EC3A 6AY
            Fax number:               +44-208-5404-088
            Phone Number:             +44-208-5404-065
            Attention:                Mr. Andrea Colombo
            Email:                    financial@navalmar.co.uk

      (b)   The contact details of the Lender for this purpose are -

            Address:                  1 Moorgate London EC2R 6JH, United Kingdom
            Fax number:               +44-207-726-9593
            Phone Number:             +44-207-726-9562
            Attention:                Mr. L.K. Chan, Head of Credit Department
            Email:                    l.chan@bipielle.co.uk

      (c) The Borrower or the Lender may change their contact details by giving five Business Days' notice to the other Party.

      (d) Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

28.3  PROCESS AGENT

      The Borrower hereby appoints the following entity as agent for the purpose of accepting service of process in England in any legal action or proceeding with respect to this Agreement -

      Navalmar (UK) Limited of 5-7 St Helen's Place, London EC3A 6AY

28.4  EFFECTIVENESS

      Except as provided below, any communication in connection with this Agreement will be deemed to be given and effective as follows:

            (i)   if delivered in person, at the time of delivery;

            (ii) if posted after being sent by recorded delivery, upon receipt acknowledged in writing by the addressee; and

            (iii) if by fax, when received in legible form.

      A communication given under this Clause 28 but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

29    LANGUAGE

      (a) Any notices given or other communications made in connection with this Agreement must be in English.

      (b) Any other document provided in connection with this Agreement must be -

            (i)   in English; or

            (ii) (unless the Lender otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

30    GOVERNING LAW

      This Agreement is governed by and shall be construed in accordance with English law.

31    JURISDICTION

31.1  EXCLUSIVE JURISDICTION

      Subject to Clause 31.2, the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

31.2  CHOICE OF FORUM FOR THE EXCLUSIVE BENEFIT OF THE LENDER

      Clause 31.1 is for the exclusive benefit of the Lender which reserves the right -

      (a) to commence proceedings in relation to any matter which arises out of or in connection with this Agreement in the courts of any country other than England and which have or claim jurisdiction to that matter; and

      (b) to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

      The Borrower shall not commence any proceedings in any country other than England in relation to a matter which arises out of or in connection with this Agreement save for the purpose of defending any proceedings brought by the Lender.

31.3  LENDER'S RIGHTS UNAFFECTED

      Nothing in this Clause shall exclude or limit any right which the Lender may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

31.4  MEANING OF `PROCEEDINGS'

      In this Clause, `proceedings' means proceedings of any kind, including an application for a provisional or protective measure.

31.5  WAIVER OF IMMUNITY

      The Borrower irrevocably and unconditionally waives any right of immunity which it or its assets now has or may hereafter acquire in relation to any legal proceedings brought against it or its assets in relation to this Agreement and consents generally in respect of any such proceedings to the giving of any relief including, without limitation, the issue of any process in connection with such proceedings, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

THIS AGREEMENT has been entered into on the date first above written.

                                   SCHEDULE 1


                         CONDITIONS PRECEDENT DOCUMENTS


1 Certified true copies of the Certificate of Incorporation and Memorandum and Articles of Association (or equivalent constitutional documents) of the Borrower and the Pledgor;

2 An original certificate of incumbency duly signed by a director of the Borrower stating the names of the directors and officers and shareholdings of the shareholders of the Borrower.

3 An original certificate of incumbency duly signed by a director of the Pledgor stating the names of the directors and officers of the Pledgor and the names and shareholdings of the shareholders of the Pledgor.

4 A certificate of good standing (or equivalent) of each of the Borrower and the Pledgor dated not less than (5) days prior to the proposed Utilisation Date.

5 Certified true copies of the resolutions of the board of directors and the shareholders of the Borrower approving the terms of, and the transactions contemplated by, and authorising the due execution of this Agreement (and authorising named officers to issue a Utilisation Notice);

6 Certified true copies of the resolution of the board of directors and shareholders of the Pledgor approving the terms of, and the transactions contemplated by, and authorising the due execution of, the Share Pledge Agreement;

7 A duly executed original of the Share Pledge Agreement and all other documents required to be delivered pursuant thereto;

8 Favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of England Portugal Liberia and New York and such other relevant jurisdictions as the Lender may require, addressed to the Lender, on such matters in connection with the execution and validity of this Agreement and the Share Pledge Agreement and such other matters as the Lender may require;

9 At the cost and expense of the Borrower, an independent certification of the market value of the Original Pledged Shares (evidencing that the Borrower is in compliance with Clause 16.9);

10    Payment of the Arrangement Fee;

11 Confirmation that the Original Pledged Shares have been transferred to and deposited with the Custodian and are held to the order of the Lender in accordance with the terms of the Share Pledge Agreement.

                                   SCHEDULE 2


                             SHARE PLEDGE AGREEMENT

                                   SCHEDULE 3


                         FORM OF REQUEST FOR UTILISATION


To:   BANCA POPOLARE ITALIANA, LONDON BRANCH

Attention:    [Loans Administration]

From:    NAVALMAR TRANSPORTES MARITIMOS LDA

Date:    [           ]


The Borrower - USD 5,000,000 Facility Agreement dated [ ] September 2005 (the Agreement)

1 We refer to the Agreement made between, inter alia, ourselves, as Borrower, and yourselves, as Lender, in connection with a loan facility in the amount of up to US$5,000,000. Terms defined in the Agreement have their defined meanings when used in this Form of Request for Utilisation.

2     We request to borrow a Loan on the following terms -

      (a)   Amount: $[           ];

      (b)   Utilisation Date: [           ];

      (c)   Duration of the first Interest Period shall be to [           ]
            200[ ] ;

      (d)   Payment Instructions: account of [           ] account number
            [           ] with [           ] of [           ] .

3     We represent and warrant that -

      (a) The representations and warranties in Clause 14 of the Agreement and those of the Borrower or any Security Party which are set out in any other Finance Document would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing;

      (b) No event of default or Potential Event of Default has occurred or will result from the borrowing of the Loan to which this Form of Request relates; and

      (c) The general undertakings in Clause 16 of the Agreement and those of the Borrower or any Security Party which are set out in any other Finance Document would remain true and not misleading if repeated on the date of this Form of Request with reference to the circumstances now existing.

4     This notice cannot be revoked without your prior consent.

[Name of Signatory]



-----------------------------

Director
For and on behalf of
Navalmar Transportes Maritimos Lda

SIGNATORIES


Borrower

NAVALMAR TRANSPORTES MARITIMOS LDA

By -







Lender

BANCA POPOLARE ITALIANA SOCIETA COOPERATIVA,
LONDON BRANCH

By: